SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   March 3, 2009

PURE BIOSCIENCE
(Exact name of registrant as specified in its charter)

California	33-0530289
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)(Zip Code)

(619) 596 8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 5.02   Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

The Directors of PURE Bioscience have appointed John J. Carbone, MD to the Board of Directors, effective March 3, 2009. In connection with his appointment to the Board and in accordance with Company policy, the Company granted Dr. Carbone a five-year option, which vests after one year, to purchase 50,000 shares of Company stock at an exercise price of $2.26 per share, the fair market value of PURE’s common stock on the effective date of Dr. Carbone’s appointment to the Board.

Dr. Carbone serves on the PURE Bioscience Board as an independent director and serves on the audit committee. Dr. Carbone is not, and has not been for the past three years, employed by the Company or by any parent or subsidiary of the Company and has not accepted any payments from the Company or any parent or subsidiary of the Company during the current or any of the past three fiscal years.

Dr. Carbone is a Board Certified Orthopedic Surgeon and a Fellow of the American Academy of Orthopedic Surgeons. Since 2004 he has served as the Director, Orthopedic Spine Services at Harbor Hospital in Baltimore, MD.

Dr. Carbone specializes in the design and use of orthopedic implants and surgical instruments as well as the biomechanics and clinical outcomes of spinal surgery. Currently, he holds several patents for orthopedic prosthetic devices and implants and is a consulting surgeon to the National Aquarium in Baltimore, MD. Dr. Carbone specializes in the treatment of all types of spinal pathology from degenerative cervical and lumbar disease to reconstructive deformity, failed spine surgery syndrome, and minimally invasive spinal surgery.

Dr. Carbone received a bachelor’s degree in engineering from The United States Merchant Marine Academy in 1983. He then served as a marine engineer for Military Sealift Command until 1988. He received an honorable discharge as a lieutenant in the United States Naval Reserve in 1993. He received his medical degree from the University of Maryland School of Medicine in 1992. He completed his orthopedic residency training at The Johns Hopkins Hospital and his reconstructive spinal surgery fellowship under Dr. John Kostuik. Concurrent with his early medical career, Dr. Carbone also served in senior executive positions at two orthopedic research and design companies.

Dr. Carbone’s combination of medical and engineering talents has led to a distinguished career in orthopedics research and design. His primary research focuses on the biomechanical design and use of orthopedic implants in spinal fusion.

No family relationships exist between Dr. Carbone and PURE Bioscience, its directors or officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 9, 2009

PURE BIOSCIENCE

/s/ Michael L. Krall
Michael L. Krall, Chief Executive Officer